Exhibit 99.1

HESS CORPORATION

News Release

HESS REPORTS ESTIMATED RESULTS FOR THE FOURTH QUARTER OF 2014

Fourth Quarter Highlights:

●
Adjusted net income was $53 million or $0.18 per share compared to $319 million or $0.96 per share in the fourth quarter of 2013; declining hydrocarbon prices reduced fourth quarter 2014 adjusted net income by approximately $340 million, after-tax and net of hedging gains.

●	Net loss was $8 million compared to net income of $1,925 million in the fourth quarter of 2013, which included after-tax gains on asset sales totaling $1,338 million.

●
Oil and gas production was 362,000 barrels of oil equivalent per day (boepd) compared with 307,000 boepd in the fourth quarter of 2013.  Bakken oil and gas production was 102,000 boepd, up approximately 50 percent from the fourth quarter of 2013.

●	Net cash provided by operating activities was $1.1 billion.

●	Capital and exploratory expenditures were $1.7 billion. Full year 2014 capital and exploratory expenditures from continuing operations were $5.6 billion, down 10 percent from last year.

●
The Corporation returned $1,124 million to shareholders during the quarter through share repurchases of $1,053 million and dividends of $71 million.  Cumulative shares repurchased under the program through December 31, 2014 total 62.7 million at a total cost of approximately $5.26 billion.

●	Year-end 2014 cash balance was $2.4 billion; debt to capitalization ratio was 21.2%.

●
Year-end total proved reserves amounted to 1,431 million barrels of oil equivalent (boe); reserve replacement was 158 percent for 2014 at a finding and development cost of approximately $28.75 per boe.

NEW YORK, January 28, 2015 — Hess Corporation (NYSE: HES) today reported adjusted net income, which excludes items affecting comparability, of $53 million or $0.18 per common share, for the fourth quarter of 2014 compared with $319 million or $0.96 per share in the fourth quarter of 2013.  Lower realized selling prices reduced adjusted net income by approximately $340 million, after-tax, net of crude oil hedging gains, compared with the prior year period.  Fourth quarter adjusted net income benefited from higher crude oil and natural gas liquids sales volumes and lower cash operating costs that were partially offset by higher depreciation, depletion and amortization expenses. On an unadjusted basis, the Corporation reported a net loss of $8 million for the fourth quarter of 2014 and net income of $1,925 million in the prior year quarter.

After-tax income (loss) by major operating activity was as follows:

	Three Months Ended		Years Ended
	December 31,		December 31,
	(unaudited)		(unaudited)
	2014	2013	2014	2013
	(In millions, except per share amounts)
Net Income (Loss) Attributable to Hess Corporation
Exploration and Production	$92	$1,029	$2,098	$4,303
Corporate, Interest and Other	(97)	(118)	(406)	(442)
Net income (loss) from continuing operations	(5)	911	1,692	3,861
Discontinued operations	(3)	1,014	625	1,191
Net income (loss) attributable to Hess Corporation	$(8)	$1,925	$2,317	$5,052

Continuing operations	$(0.02)	$2.73	$5.50	$11.33
Discontinued operations	(0.01)	3.03	2.03	3.49
Net income (loss) per share (diluted)	$(0.03)	$5.76	$7.53	$14.82

Adjusted Net Income (Loss)
Exploration and Production	$147	$436	$1,556	$2,192
Corporate, Interest and Other	(94)	(109)	(332)	(416)
Net income from continuing operations	53	327	1,224	1,776
Discontinued operations	-	(8)	84	116
Adjusted net income attributable to Hess Corporation	$53	$319	$1,308	$1,892

Continuing operations	$0.18	$0.98	$3.98	$5.21
Discontinued operations	-	(0.02)	0.27	0.34
Adjusted net income per share (diluted)	$0.18	$0.96	$4.25	$5.55

Weighted average number of shares (diluted)	289.0	334.3	307.7	340.9

Note: See page 6 for a table of items affecting comparability of earnings between periods.

“2014 was a year of outstanding execution and strong results, with industry leading performance in our onshore and offshore businesses,” CEO John Hess said. “We are taking prudent steps in 2015 to reduce our spending and maintain our financial flexibility. Given our strong balance sheet and resilient portfolio, we are confident in our ability to manage the current pricing environment and remain very optimistic about the company’s long term growth potential.”

Exploration and Production:
Exploration and Production earnings were $92 million in the fourth quarter of 2014, compared with $1,029 million in the fourth quarter of 2013. Adjusted net income was $147 million in the fourth quarter of 2014 and $436 million in the fourth quarter of 2013.

The Corporation’s average worldwide crude oil selling price, including the effect of hedging, was down 24 percent to $74.97 per barrel in the fourth quarter of 2014 from $98.27 per barrel in the fourth quarter of 2013 reflecting the decline in benchmark crude oil prices. Excluding fourth quarter pre-tax hedging gains of $169 million, the realized crude oil selling price was $67.68 per barrel. The average worldwide natural gas liquids selling price was $22.37 per barrel, down from $44.59 per barrel in the year-ago quarter while the average worldwide natural gas selling price was $5.24 per mcf in the fourth quarter of 2014 compared with $6.97 per mcf in the fourth quarter a year-ago. The Corporation has not entered into any commodity price hedges for 2015.

Oil and gas production was 362,000 boepd, up 18 percent from 307,000 boepd in the fourth quarter of 2013.  Assets contributing to the increase in production were the Bakken shale play (35,000 boepd), our Utica wet gas acreage (12,000 boepd), Gulf of Mexico (12,000 boepd), Denmark (10,000 boepd) and Libya (10,000 boepd).  Asset sales reduced fourth quarter 2014 production by approximately 30,000 boepd.

  Excluding production from assets sold and Libya, pro forma net production was 352,000 boepd in the fourth quarter of 2014, an increase of 28 percent from 275,000 boepd in the fourth quarter of 2013.  The Corporation expects production, excluding Libya, to average between 350,000 boepd to 360,000 boepd in 2015, an increase of 10 percent to 13 percent from pro forma production of 318,000 boepd in 2014. The increased production in 2015 will be driven by a full year of production from the Tubular Bells Field in the Gulf of Mexico following first production in late 2014.

Oil and Gas Reserve Estimates:
Oil and gas proved reserves were 1,431 million barrels of oil equivalent (boe) at December 31, 2014, compared with 1,437 million boe at December 31, 2013. During 2014, the Corporation added 193 million boe to proved reserves, net of revisions, primarily relating to the Bakken, Gulf of Mexico, Utica, and North Malay Basin. These net additions, which are subject to final review, replaced approximately 158 percent of the Corporation’s 2014 production at a finding and development cost of approximately $28.75 per boe. Asset sales in 2014 reduced proved reserves by 77 million boe, resulting in a year-end 2014 reserve life of 11.7 years.

Operational Highlights for the Fourth Quarter of 2014:

  Bakken (Onshore U.S.):  Net production from the Bakken increased approximately 50 percent to 102,000 boepd from the prior year quarter due to continued drilling activities and the first quarter of 2014 completion of the Tioga gas plant expansion project.  The Corporation brought 96 gross operated wells on production in the fourth quarter of 2014, bringing the year-to-date total to 238 wells.  Drilling and completion costs per operated well averaged $7.1 million in the fourth quarter of 2014, down from $7.6 million in the year-ago quarter.

  Utica (Onshore U.S.):  On the Corporation’s joint venture acreage, ten wells were drilled in the fourth quarter of 2014.  Net production averaged approximately 13,000 boepd in the fourth quarter.

Tubular Bells (Offshore U.S.):  First production commenced in November 2014 and averaged 2,000 boepd for the quarter reflecting start-up activities.  The Corporation forecasts 2015 net production will be in the range of 30,000 to 35,000 boepd.

  Stampede (Offshore U.S.):  The Corporation and its partners sanctioned plans to proceed with the development of Stampede, an oil and gas project operated by Hess in the deepwater Gulf of Mexico. The plan initially calls for six subsea production wells and four water injection wells from two subsea drilling centers tied back to a Tension Leg Platform. A two-rig drilling program is planned, with the first rig commencing operations in the fourth quarter of 2015. First production is expected in 2018.

Libya: During the fourth quarter, the operator produced at a reduced rate with Hess net production averaging 11,000 boepd. Fourth quarter 2013 production was 1,000 boepd. Civil unrest continues to impact operations in Libya which are currently shut-in.

Capital and Exploratory Expenditures:
  Capital and exploratory expenditures in the fourth quarter of 2014 were $1.7 billion, up from $1.5 billion in the fourth quarter of 2013, as a result of increased drilling activity in the Bakken. For the year, capital and exploratory expenditures from continuing operations were $5.6 billion, which is down 10 percent from 2013. In response to the decline in crude oil prices, the Corporation reduced 2014 capital expenditures below its planned capital budget of $5.8 billion.  The Corporation’s 2015 capital and exploratory expenditures budget is $4.7 billion which represents a 16% decrease from 2014.

Liquidity:
  Net cash provided by operating activities was $1,057 million in the fourth quarter of 2014, compared with $1,550 million in the fourth quarter of 2013.  At December 31, 2014, cash and cash equivalents totaled $2,444 million, compared with $1,814 million at December 31, 2013.  Total debt was $5,987 million at December 31, 2014 compared with $5,798 million at December 31, 2013.  The Corporation’s debt to capitalization ratio at December 31, 2014 was 21.2 percent, compared with 19.0 percent at the end of 2013.

Returning Capital to Shareholders:
  In the fourth quarter of 2014, the Corporation repurchased 13.3 million shares of common stock at a cost of $1,053 million.  Since initiation of the buyback program in August 2013, total shares repurchased through December 31, 2014 amounted to 62.7 million at a total cost of approximately $5.26 billion for an average cost per share of $83.93.

  Dividends paid to shareholders amounted to $303 million and $235 million for the years ended December 31, 2014 and 2013, respectively.

Discontinued Operations:
  The Corporation’s divested downstream businesses, including its energy marketing, terminals, retail marketing, and refining operations, as well as its energy trading partnership (HETCO) that is scheduled to be sold in early 2015, are reported as discontinued operations in the consolidated income statements on pages 8 and 9. Results from discontinued operations attributable to Hess Corporation were losses of $3 million in the fourth quarter of 2014 compared with income of $1,014 million in the fourth quarter of 2013, which included after-tax gains on asset sales totaling $995 million.

Items Affecting Comparability of Earnings Between Periods:
The following table reflects the total after-tax income (expense) of items affecting comparability of earnings between periods:

	Three Months Ended		Years Ended
	December 31,		December 31,
	(unaudited)		(unaudited)
	2014	2013	2014	2013
	(In millions)
Exploration and Production	$(55)	$593	$542	$2,111
Corporate, Interest and Other	(3)	(9)	(74)	(26)
Discontinued operations	(3)	1,022	541	1,075

Total items affecting comparability of
earnings between periods	$(61)	$1,606	$1,009	$3,160

Exploration and Production:  Fourth quarter 2014 results included a charge of $48 million for remeasurement of deferred taxes resulting from legal entity restructurings.  Excluding this charge, the effective tax rate for Exploration and Production operations was 58 percent for the quarter, which reflects the impact of higher Libyan production.  When the Libyan operations are also excluded, the effective tax rate was 41 percent.  In addition, fourth quarter 2014 results included severance, exit costs and other charges totaling $7 million.

Reconciliation of U.S. GAAP to Non-GAAP measures:
The following table reconciles reported net income (loss) attributable to Hess Corporation and adjusted net income:

	Three Months Ended		Years Ended
	December 31,		December 31,
	(unaudited)		(unaudited)
	2014	2013	2014	2013
	(In millions)
Net income (loss) attributable to Hess Corporation	$(8)	$1,925	$2,317	$5,052
Less: Total items affecting comparability of earnings
between periods	(61)	1,606	1,009	3,160

Adjusted net income attributable to Hess Corporation	$53	$319	$1,308	$1,892

Hess Corporation will review fourth quarter financial and operating results and other matters on a webcast at 10 a.m. today.  For details about the event, refer to the Investor Relations section of our website at www.hess.com.

Hess Corporation is a leading global independent energy company engaged in the exploration and production of crude oil and natural gas.  More information on Hess Corporation is available at www.hess.com.

Forward-looking Statements
Certain statements in this release may constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended. Forward-looking statements are subject to known and unknown risks and uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, uncertainties inherent in the measurement and interpretation of geological, geophysical and other technical data. Estimates and projections contained in this release are based on the Company’s current understanding and assessment based on reasonable assumptions. Actual results may differ materially from these estimates and projections due to certain risk factors discussed in the Corporation’s periodic filings with the Securities and Exchange Commission and other factors.

Non-GAAP financial measure
The Corporation has used a non-GAAP financial measure in this earnings release. “Adjusted net income” presented in this release is defined as reported net income attributable to Hess Corporation excluding items identified as affecting comparability of earnings between periods. We believe that investors’ understanding of our performance is enhanced by disclosing this measure. This measure is not, and should not be viewed as, a substitute for U.S. GAAP net income. A reconciliation of reported net income attributable to Hess Corporation (U.S. GAAP) to adjusted net income is provided in the release.

Other information
The Corporation has disclosed finding and development costs per barrel of oil equivalent for 2014 which is defined as costs incurred in oil and gas producing activities divided by proved reserve additions, net of reserve revisions.

For Hess Corporation

Investor Contact:	Media Contact:
Jay Wilson	Michael Henson/Patrick Scanlan
(212) 536-8940	Sard Verbinnen & Co
(212) 687-8080

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2014	2013	2014
Income Statement
Revenues and Non-operating Income
Sales and other operating revenues	$2,557	$2,722	$2,678
Gains (losses) on asset sales	3	380	31
Other, net	(32)	6	27

Total revenues and non-operating income	2,528	3,108	2,736

Costs and Expenses
Cost of products sold (excluding items shown separately below)	542	461	447
Operating costs and expenses	452	546	487
Production and severance taxes	66	61	69
Exploration expenses, including dry holes and lease impairment	171	458	90
General and administrative expenses	164	204	139
Interest expense	82	97	75
Depreciation, depletion and amortization	875	714	838
Asset impairments	-	289	-

Total costs and expenses	2,352	2,830	2,145

Income from continuing operations before income taxes	176	278	591
Provision (benefit) for income taxes	181	(633)	232

Income (loss) from continuing operations	(5)	911	359
Income (loss) from discontinued operations	(2)	1,004	671

Net income (loss)	(7)	1,915	1,030
Less: Net income (loss) attributable to noncontrolling interests	1	(10)	22
Net income (loss) attributable to Hess Corporation	$(8)	$1,925	$1,008

See "Discontinued Operations" on page 6 for basis of presentation.

Cash Flow Information
Net cash provided by operating activities (*)	$1,057	$1,550	$1,338
Net cash provided by (used in) investing activities	(1,538)	1,390	1,569
Net cash provided by (used in) financing activities	(1,195)	(1,447)	(992)
Net increase (decrease) in cash and cash equivalents	$(1,676)	$1,493	$1,915

(*) Includes changes in working capital.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Years Ended December 31,
	2014	2013
Income Statement
Revenues and Non-operating Income
Sales and other operating revenues	$10,737	$11,905
Gains (losses) on asset sales	823	2,174
Other, net	(121)	(51)

Total revenues and non-operating income	11,439	14,028

Costs and Expenses
Cost of products sold (excluding items shown separately below)	1,826	1,853
Operating costs and expenses	1,927	2,116
Production and severance taxes	275	372
Exploration expenses, including dry holes and lease impairment	840	1,031
General and administrative expenses	588	673
Interest expense	323	406
Depreciation, depletion and amortization	3,224	2,687
Asset impairments	-	289

Total costs and expenses	9,003	9,427

Income from continuing operations before income taxes	2,436	4,601
Provision for income taxes	744	565

Income from continuing operations	1,692	4,036
Income from discontinued operations	682	1,186

Net income	2,374	5,222
Less: Net income attributable to noncontrolling interests	57	170
Net income attributable to Hess Corporation	$2,317	$5,052

See "Discontinued Operations" on page 6 for basis of presentation.

Cash Flow Information
Net cash provided by operating activities (*)	$4,464	$4,870
Net cash provided by (used in) investing activities	(1)	578
Net cash provided by (used in) financing activities	(3,835)	(4,276)
Net increase (decrease) in cash and cash equivalents	$630	$1,172

(*) Includes changes in working capital.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	December 31,
	2014	2013
Balance Sheet Information

Cash and cash equivalents	$2,444	$1,814
Other current assets	4,243	6,785
Property, plant and equipment – net	27,517	28,771
Other long-term assets	4,374	5,384
Total assets	$38,578	$42,754

Short-term debt and current maturities of long-term debt	$68	$378
Other current liabilities	4,783	6,180
Long-term debt	5,919	5,420
Other long-term liabilities	5,488	5,992
Total equity excluding other comprehensive income (loss)	23,730	25,122
Accumulated other comprehensive income (loss)	(1,410)	(338)
Total liabilities and equity	$38,578	$42,754

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2014	2013	2014
Capital and Exploratory Expenditures
Exploration and Production
United States
Bakken	$691	$571	$579
Other Onshore	186	202	184
Total Onshore	877	773	763
Offshore	241	212	205
Total United States	1,118	985	968

Europe	208	174	111
Africa	91	132	125
Asia and other	292	211	214

Total Capital and Exploratory Expenditures	$1,709	$1,502	$1,418

Total exploration expenses charged to income included above	$144	$123	$56

		Years Ended December 31,
		2014	2013
Capital and Exploratory Expenditures
Exploration and Production
United States
Bakken		$2,149	$2,231
Other Onshore		731	766
Total Onshore		2,880	2,997
Offshore		765	865
Total United States		3,645	3,862

Europe		626	724
Africa		435	630
Asia and other		900	993

Total Capital and Exploratory Expenditures		$5,606	$6,209

Total exploration expenses charged to income included above		$332	$442

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Fourth Quarter 2014
	United States		International		Total
Sales and other operating revenues	$1,443		$1,114		$2,557
Gains (losses) on asset sales	5		(1)		4
Other, net	(5)		(28)		(33)

Total revenues and non-operating income	1,443		1,085		2,528

Costs and Expenses
Cost of products sold (excluding items shown separately below)	484		58		542
Operating costs and expenses	205		247		452
Production and severance taxes	53		13		66
Exploration expenses, including dry holes and lease impairment	70		101		171
General and administrative expenses	87		5		92
Depreciation, depletion and amortization	484		389		873

Total costs and expenses	1,383		813		2,196

Results of operations before income taxes	60		272		332
Provision for income taxes	41		199		240

Net income	19		73		92
Less: Net income attributable to noncontrolling interests	-		-		-

Net income attributable to Hess Corporation	$19	(a)	$73	(b)	$92

	Fourth Quarter 2013
	United States		International		Total
Sales and other operating revenues	$1,396		$1,326		$2,722
Gains (losses) on asset sales	(6)		386		380
Other, net	(1)		-		(1)

Total revenues and non-operating income	1,389		1,712		3,101

Costs and Expenses
Cost of products sold (excluding items shown separately below)	413		48		461
Operating costs and expenses	213		333		546
Production and severance taxes	56		5		61
Exploration expenses, including dry holes and lease impairment	129		329		458
General and administrative expenses	72		38		110
Depreciation, depletion and amortization	347		363		710
Asset impairments	-		289		289

Total costs and expenses	1,230		1,405		2,635

Results of operations before income taxes	159		307		466
Provision for income taxes	45		(608)		(563)

Net income	114		915		1,029
Less: Net income attributable to noncontrolling interests	-		-		-

Net income attributable to Hess Corporation	$114	(a)	$915	(b)	$1,029

(a)	The results of crude oil hedging activities were after-tax realized gains of $31 million in the fourth quarter of 2014, and gains of $1 million in the fourth quarter of 2013.

(b)	The results of crude oil hedging activities were after-tax realized gains of $75 million in the fourth quarter of 2014, and gains of $1 million in the fourth quarter of 2013.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Third Quarter 2014
	United States		International		Total
Sales and other operating revenues	$1,629		$1,049		$2,678
Gains (losses) on asset sales	2		35		37
Other, net	(7)		28		21

Total revenues and non-operating income	1,624		1,112		2,736

Costs and Expenses
Cost of products sold (excluding items shown separately below)	427		20		447
Operating costs and expenses	215		272		487
Production and severance taxes	62		7		69
Exploration expenses, including dry holes and lease impairment	34		56		90
General and administrative expenses	66		19		85
Depreciation, depletion and amortization	474		360		834

Total costs and expenses	1,278		734		2,012

Results of operations before income taxes	346		378		724
Provision for income taxes	130		153		283

Net income	216		225		441
Less: Net income attributable to noncontrolling interests	-		-		-

Net income attributable to Hess Corporation	$216	(a)	$225	(b)	$441

(a)	The after-tax realized gains from crude oil hedging activities were $4 million in the third quarter of 2014.

(b)	The after-tax realized gains from crude oil hedging activities were $13 million in the third quarter of 2014.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Year Ended December 31, 2014
	United States	International		Total
Sales and other operating revenues	$6,270		$4,467		$10,737
Gains (losses) on asset sales	69		748		817
Other, net	(26)		(20)		(46)

Total revenues and non-operating income	6,313		5,195		11,508

Costs and Expenses
Cost of products sold (excluding items shown separately below)	1,737		89		1,826
Operating costs and expenses	843		1,084		1,927
Production and severance taxes	240		35		275
Exploration expenses, including dry holes and lease impairment	359		481		840
General and administrative expenses	281		55		336
Depreciation, depletion and amortization	1,751		1,459		3,210

Total costs and expenses	5,211		3,203		8,414

Results of operations before income taxes	1,102		1,992		3,094
Provision for income taxes	446		550		996

Net income	656		1,442		2,098
Less: Net income attributable to noncontrolling interests	-		-		-

Net income attributable to Hess Corporation	$656	(a)	$1,442	(b)	$2,098

	Year Ended December 31, 2013
	United States	International		Total
Sales and other operating revenues	$6,076		$5,829		$11,905
Gains (losses) on asset sales	(24)		2,195		2,171
Other, net	(12)		(45)		(57)

Total revenues and non-operating income	6,040		7,979		14,019

Costs and Expenses
Cost of products sold (excluding items shown separately below)	1,759		94		1,853
Operating costs and expenses	795		1,321		2,116
Production and severance taxes	232		140		372
Exploration expenses, including dry holes and lease impairment	371		660		1,031
General and administrative expenses	218		159		377
Depreciation, depletion and amortization	1,393		1,278		2,671
Asset impairments	-		289		289

Total costs and expenses	4,768		3,941		8,709

Results of operations before income taxes	1,272		4,038		5,310
Provision for income taxes	495		336		831

Net income	777		3,702		4,479
Less: Net income attributable to noncontrolling interests	-		176		176

Net income attributable to Hess Corporation	$777	(a)	$3,526	(b)	$4,303

(a)	The results of crude oil hedging activities were after-tax realized gains of $33 million for the year ended December 31, 2014, and gains of $10 million for the year ended December 31, 2013.

(b)	The results of crude oil hedging activities were after-tax realized gains of $88 million for the year ended December 31, 2014, and gains of $15 million for the year ended December 31, 2013.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2014	2013	2014
Operating Data
Net Production Per Day (in thousands)
Crude oil - barrels
United States
Bakken	78	57	63
Other Onshore	10	9	11
Total Onshore	88	66	74
Offshore	48	41	51
Total United States	136	107	125

Europe	40	39	31
Africa	63	42	53
Asia	2	9	2
Total	241	197	211

Natural gas liquids - barrels
United States
Bakken	16	5	15
Other Onshore	9	3	8
Total Onshore	25	8	23
Offshore	6	5	6
Total United States	31	13	29

Europe	1	2	1
Asia	-	1	-
Total	32	16	30

Natural gas - mcf
United States
Bakken	50	33	46
Other Onshore	60	23	52
Total Onshore	110	56	98
Offshore	74	58	76
Total United States	184	114	174

Europe	43	33	29
Asia and other	304	418	259
Total	531	565	462

Barrels of oil equivalent	362	307	318

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	Years Ended December 31,
	2014	2013
Operating Data
Net Production Per Day (in thousands)
Crude oil - barrels
United States
Bakken	66	55
Other Onshore	10	10
Total Onshore	76	65
Offshore	51	43
Total United States	127	108

Europe	36	44
Africa	54	62
Asia	3	11
Total	220	225

Natural gas liquids - barrels
United States
Bakken	10	6
Other Onshore	7	4
Total Onshore	17	10
Offshore	6	5
Total United States	23	15

Europe	1	1
Asia	-	1
Total	24	17

Natural gas - mcf
United States
Bakken	40	38
Other Onshore	47	25
Total Onshore	87	63
Offshore	78	61
Total United States	165	124

Europe	36	23
Asia and other	312	418
Total	513	565

Barrels of oil equivalent	329	336

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2014	2013	2014

Sales Volumes Per Day (in thousands)
Crude oil - barrels	252	202	214
Natural gas liquids - barrels	32	16	30
Natural gas - mcf	531	566	462
Barrels of oil equivalent	373	313	321

Sales Volumes (in thousands)
Crude oil - barrels	23,207	18,598	19,719
Natural gas liquids - barrels	2,957	1,485	2,772
Natural gas - mcf	48,851	52,085	42,511
Barrels of oil equivalent	34,306	28,764	29,576

		Years Ended December 31,
		2014	2013

Sales Volumes Per Day (in thousands)
Crude oil - barrels		222	226
Natural gas liquids - barrels		24	17
Natural gas - mcf		513	565
Barrels of oil equivalent		331	337

Sales Volumes (in thousands)
Crude oil - barrels		80,869	82,402
Natural gas liquids - barrels		8,793	6,244
Natural gas - mcf		187,381	206,122
Barrels of oil equivalent		120,892	123,000

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2014	2013	2014
Operating Data
Average Selling Prices
Crude oil - per barrel (including hedging)
United States
Onshore	$60.90	$84.54	$86.07
Offshore	82.22	93.62	97.50
Total United States	68.51	87.98	90.74

Europe	89.44	110.73	110.06
Africa	79.55	109.34	101.21
Asia	63.91	105.20	-
Worldwide	74.97	98.27	96.36

Crude oil - per barrel (excluding hedging)
United States
Onshore	$60.90	$84.47	$86.07
Offshore	70.99	93.34	96.25
Total United States	64.51	87.83	90.23

Europe	74.58	110.20	106.40
Africa	69.99	109.32	99.21
Asia	63.91	105.20	-
Worldwide	67.68	98.07	94.99

Natural gas liquids - per barrel
United States
Onshore	$21.26	$46.02	$28.20
Offshore	23.25	30.29	31.45
Total United States	21.64	40.08	28.84

Europe	39.69	59.78	49.37
Asia	-	81.11	-
Worldwide	22.37	44.59	29.62

Natural gas - per mcf
United States
Onshore	$2.34	$3.39	$2.25
Offshore	3.09	2.96	3.64
Total United States	2.62	3.17	2.85

Europe	8.63	11.82	9.63
Asia and other	6.34	7.62	6.97
Worldwide	5.24	6.97	5.59

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	Years Ended December 31,
	2014	2013
Operating Data
Average Selling Prices
Crude oil - per barrel (including hedging)
United States
Onshore	$80.67	$90.00
Offshore	95.05	103.83
Total United States	86.48	95.50

Europe	104.21	88.03
Africa	97.31	108.70
Asia	89.71	107.40
Worldwide	92.17	98.48

Crude oil - per barrel (excluding hedging)
United States
Onshore	$80.67	$89.81
Offshore	92.22	103.15
Total United States	85.34	95.11

Europe	99.20	87.45
Africa	93.70	108.07
Asia	89.71	107.40
Worldwide	89.78	98.01

Natural gas liquids - per barrel
United States
Onshore	$28.92	$43.14
Offshore	30.40	29.18
Total United States	29.32	38.07

Europe	52.66	58.31
Asia	-	74.94
Worldwide	30.59	40.68

Natural gas - per mcf
United States
Onshore	$3.18	$3.08
Offshore	3.79	2.83
Total United States	3.47	2.96

Europe	10.00	11.06
Asia and other	6.94	7.50
Worldwide	6.04	6.64